UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2007

IMMUREBOOST, INC.

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(Exact name of registrant as specified in its charter)

Nevada	33-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

1174 Manitou Drive NW

Po Box 363

Fox Island, WA 98333

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (253) 549-4336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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THIS REPORT ON FORM 8K IS AMENDED ONLY TO FILE EXHIBIT 3.1, ARTICLES OF AMENDMENT.

Sections 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2007, the Company entered into an Asset Purchase Agreement with Immureboost of Thailand, a Thai corporation (the "Seller") which develops processes, products and pharmaceuticals that interact with the immune system. Under the terms of the Agreement, the Company acquired certain assets of the Seller, including patents and trademarks, which are listed in the Asset Purchase Agreement attached hereto as Exhibit 10.1. In consideration of these assets, certain shareholders of the Seller will receive Twenty million three hundred seventy (20,370,000) "restricted shares" (as that term is defined in Rule 144 of the Securities Act of 1933; the "Act") of the Company's Common Stock which shall constitute forty percent (40%) of the issued and outstanding Common Stock of the Company. Pursuant to the terms of the Agreement, the Company has also changed its name to Immureboost, Inc. A Copy of the Articles of Amendment are filed as Exhibit 3.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007                                                                 Imureboost, Inc.

/s/ John McLane

By: John McLane

President, CEO and Director